UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2017

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On May 23, 2017, Endo International plc (the “Company”) intends to make an investor presentation at the UBS Healthcare Conference (the “Presentation”), a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The Presentation will also be available on the Company’s website at www.endo.com.

The Presentation includes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company utilizes these financial measures, commonly referred to as “non-GAAP,” because (i) they are used by the Company, along with financial measures in accordance with GAAP, to evaluate the Company’s operating performance; (ii) the Company believes that they will be used by certain investors to measure the Company’s operating results; (iii) adjusted diluted EPS and Adjusted EBITDA, or measures derived from such, are used by the Compensation Committee of its Board of Directors in assessing the performance and compensation of substantially all of the Company’s employees, including executive officers and (iv) the Company’s leverage ratio, as defined by the Company’s credit agreement, is calculated based on non-GAAP financial measures. The Company believes that presenting these non-GAAP measures provide useful information about the Company’s performance across reporting periods on a consistent basis by excluding items, which may be favorable or unfavorable.

The initial identification and review of the non-GAAP adjustments necessary to arrive at these non-GAAP financial measures is performed by a team of finance professionals that include the Chief Accounting Officer and segment finance leaders, and are identified in accordance with the Company’s Adjusted Income Statement Policy, which is reviewed and approved by the Company’s Audit Committee. Company tax professionals, including the Senior Vice President of Tax, review and determine the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments as described below. Proposed adjustments, along with any items considered but excluded, are presented to the Chief Accounting Officer, Chief Executive Officer and/or the Chief Financial Officer for their consideration. In turn, the non-GAAP adjustments are presented to the Audit Committee on a quarterly basis as part of the Company’s standard procedures for preparation and reviewing the earnings release and other quarterly materials.

These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The definitions of the most commonly used non-GAAP financial measures are presented below:

Adjusted income from continuing operations

Adjusted income from continuing operations represents income (loss) from continuing operations, prepared in accordance with GAAP, adjusted for certain items. Adjustments to GAAP amounts may include, but are not limited to, certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs, earn-out payments or adjustments, changes in the fair value of contingent consideration and bridge financing costs; cost reduction and integration-related initiatives such as separation benefits, retention payments, other exit costs and certain costs associated with integrating an acquired company’s operations; excess costs that will be eliminated pursuant to integration plans; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; certain non-cash interest expense; litigation-related and other contingent matters; gains or losses from early termination of debt; foreign currency gains or losses on intercompany financing arrangements; and certain other items; further adjusted for the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments as described below.

Adjusted diluted earnings per share from continuing operations

Adjusted diluted earnings per share from continuing operations represent adjusted income from continuing operations divided by the number of diluted shares.

Adjusted gross margin

Adjusted gross margin represents total revenues less cost of revenues, prepared in accordance with GAAP, adjusted for the items enumerated above under the heading “Adjusted income from continuing operations”, to the extent such items relate to cost of revenues. Such items may include, but are not limited to, amortization of intangible assets and inventory step-up recorded as part of our acquisitions, certain excess inventory reserves resulting from restructuring initiatives, separation benefits and certain excess costs that will be eliminated pursuant to integration plans.

Adjusted operating expenses

Adjusted operating expenses represent operating expenses, prepared in accordance with GAAP, adjusted for the items enumerated above under the heading “Adjusted income from continuing operations”, to the extent such items relate to operating expenses. Such items may include, but are not limited to, certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs, earn-out payments or adjustments, changes in the fair value of contingent consideration and bridge financing costs; cost reduction and integration-related initiatives such as separation benefits, retention payments, other exit costs and certain costs associated with integrating an acquired company’s operations; excess costs that will be eliminated pursuant to integration plans; asset impairment charges; amortization of intangible assets; litigation-related and other contingent matters; and certain other items.

Adjusted interest expense

Adjusted interest expense represents interest expense, net, prepared in accordance with GAAP, adjusted for certain non-cash interest expense and penalty interest.

Adjusted income taxes

Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability. Adjustments are then made for certain items relating to prior years and for tax planning actions that are expected to be distortive to the underlying effective tax rate and trend in the effective tax rate. The most directly comparable GAAP financial measure for Adjusted income taxes is income tax expense (benefit), prepared in accordance with GAAP. The adjusted effective tax rate represents the rate generated when dividing adjusted income tax expense or benefit by the amount of adjusted pre-tax income.

EBITDA and Adjusted EBITDA

EBITDA represents net income (loss) before interest expense, net; income tax; depreciation; and amortization, each prepared in accordance with GAAP. Adjusted EBITDA further adjusts EBITDA by excluding other (income) expense, net; share-based compensation; certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs, earn-out payments or adjustments, changes in the fair value of contingent consideration and bridge financing costs; cost reduction and integration-related initiatives such as separation benefits, retention payments, excess inventory reserves, other exit costs and certain costs associated with integrating an acquired company’s operations; excess costs that will be eliminated pursuant to integration plans; asset impairment charges; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; gains or losses from early termination of debt; discontinued operations, net of tax; and certain other items.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, the Company strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Investors are also encouraged to review the reconciliation of the non-GAAP financial measures used in the Presentation to their most directly comparable GAAP financial measures as included in the appendix of the Presentation and in Exhibit 99.1 of Form 8-K filed with the U.S. Securities and Exchange Commission on May 9, 2017. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures, except for projected adjusted diluted EPS. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be incorporated into any registration statement or other document filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Investor Presentation of Endo International plc, dated May 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

Date: May 23, 2017	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer

INDEX TO EXHIBITS

No.	Description

99.1	Investor Presentation of Endo International plc, dated May 23, 2017